UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2019

SEACOR Marine Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(346) 980-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2019, the board of directors (the “Board”) of SEACOR Marine Holdings Inc. (the “Company”) amended and restated the Company’s bylaws (the “Third Amended and Restated Bylaws”). The amendment and restatement amends Article XIII of the prior bylaws of the Company to reduce the stockholder vote required to amend the bylaws from not less than 66 2/3% of the voting power of the outstanding shares of common stock entitled to vote thereon to not less than a majority of the voting power of the outstanding shares of common stock entitled to vote thereon.

A copy of the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Board has established June 11, 2019 as the date of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). The record date for the 2019 Annual Meeting will be April 18, 2019. The time and location of the 2019 Annual Meeting will be specified in the Company’s proxy statement for the 2019 Annual Meeting.

The Board of Directors has determined to submit to stockholders for approval at the 2019 Annual Meeting an amendment and restatement of the certificate of incorporation of the Company. The amendment and restatement would amend Articles Fifth and Sixth of the prior certificate of incorporation of the Company to reduce the share ownership required for stockholders to act by written consent or to approve a merger or certain other extraordinary transaction from, in each case, not less than 66 2/3% of the voting power of the outstanding shares of common stock to not less than a majority of the voting power of the outstanding shares of common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of SEACOR Marine Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

March 19, 2019	By:	/s/ John Gellert

Name: John Gellert
Title: President and Chief Executive Officer